SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 15, 2001.



                                 BisAssist, Inc.
                                 --------------
             (Exact name of registrant as specified in its charter)

Nevada                            000-31441                           33-0921357
------                            ---------                           ----------
(State or other            (Commission File Number)             (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation or
organization)


1353 Middleton Dr., Suite 2000, Cedar Hill, Texas                          75104
-------------------------------------------------                          -----
(Address of principal executive offices)                              (Zip Code)


                                  972.293.1115
                                  ------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On or about March 15, 2001, the Registrant's auditor, Merdinger, Fruchter, Rosen & Corso, P.C., ("MFRC") was dismissed as the Registrant's auditor. The decision to change accountants was recommended and approved by the Registrant's entire Board of Directors. For the period from July 6, 2000 (inception) through September 30, 2000, MFRC's report on the Registrant's financial statements did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. For the period from July 6, 2000 (inception) through March 15, 2001, there were no disagreements with MFRC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. A correspondence from MFRC dated April 5, 2001, specifying that Registrant's disclosures regarding the change in accountants are true and correct is attached as Exhibit 16.
         On or about March 15, 2001, a new accountant, Clyde Bailey, P.C., was engaged as the principal accountant to audit the Registrant's financial statements.






                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

                                           BisAssist, Inc., a Nevada corporation


DATED:  April 5, 2001               By:    /s/ Calvin K. Mees
                                         -----------------------------------
                                           Calvin K. Mees, President